EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-133730) of our reports dated March 8, 2006, relating to the financial statements of ICON Leasing Fund Eleven, LLC, and dated September 30, 2005, relating to the consolidated financial statements of ICON Capital Corp. and to the reference to our Firm as it appears under the caption “Experts” in the prospectus.

/s/ Hays & Company LLP

New York, New York

June 28, 2006